Exhibit 32.2

CERTIFICATION

The undersigned officer of China XD Plastics Company Limited (the “Company”) hereby certifies that, to his knowledge, the Company’s Quarterly Report on Form 10-Q to which this certification is attached (the “Report”), as filed with the Securities and Exchange Commission on the date hereof, fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and that the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Date: November 12, 2013	By:	/s/ Taylor Zhang
Taylor Zhang, Chief Financial Officer (Princiapl Financial and Accounting Officer)